Exhibit 10.12

The obligations evidenced hereby are subordinated in the priority order listed below, and more particularly in the manner and to the extent set forth in that certain Subordination Agreement (the “Subordination Agreement”) dated March 30, 2011 by and among Sovereign - Emerald Crest Capital Partners II, LP, Pacific Specialty Insurance Company (collectively the “Senior Lenders”) and Emerald Crest Management Company, LLC, as agent for the Senior Lenders (“Agent”), IU HOLDINGS, LP ("Tier 2 Junior Lender"), IU INVESTMENTS, LLC ("Tier 3 Junior Lender"), INTERNET UNIVERSITY, INC. ("Internet University"), MARC BLUMBERG ("Blumberg", and the person identified as “Lender” below), and MARC A. PICKREN ("Pickren", and collectively with Internet University and Blumberg, the "Tier 4 Junior Lenders"), and INTERNET UNIVERSITY, INC. (a second time, “Tier 5 Junior Lender”), as defined as to all in the Subordination Agreement. Lender, together with the other Tier 4 Junior Lenders, is senior to the loan and security interest of the Tier 5 Junior Lender, Ned B. Timmer (“Tier 6 Junior Lender”), and Scott N. Beck (“Tier 7 Junior Lender”). The Tier 5 Junior Lender, the Tier 6 Junior Lender and the Tier 7 Junior Lender are signatories to the Subordination Agreement, too. Each holder of this instrument (“Promissory Note”), by its acceptance hereof, agrees (i) to be bound by the Subordination Agreement and (ii) that if and to the extent any conflict exists between the terms of this instrument and the terms of the Subordination Agreement, the terms of the Subordination Agreement shall govern and control.

AMENDMENT NO. 2 TO PROMISSORY NOTE

AMENDMENT NO. 2 TO PROMISSORY NOTE (the “NOTE”), dated as of March 30, 2011 (this “Amendment”), among CORNERWORLD CORPORATION, a Nevada corporation (the “Borrower”) and MARC BLUMBERG ("Lender").

WITNESSETH:

WHEREAS, on August 27, 2008, the Borrower and the Lender thereto entered into the Promissory Note dated as of August 27, 2008 (as it may be amended from time to time, the “Promissory Note”).

WHEREAS, on March 31, 2010, the Borrower and the Lender executed Amendment No. 1 pursuant to which the parties agreed to amend the payment terms under the Note.

WHEREAS, the Borrower has requested, and the Lender has agreed, to amend the Promissory Note as set forth below.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter contained, and for other good and valuable consideration, notwithstanding any provisions of the Promissory Note to the contrary, the parties hereto hereby agree to the following:

1.   Schedule A shall be amended and replaced in its entirety, as attached hereto.

2.   The Applicable Interest Rate shall be 15% per annum.  Interest on the Principal Sum of this Note shall be calculated by multiplying (i) the actual number of days elapsed in the period for which the calculation is being made by (ii) a daily rate based on a three hundred sixty (360) day year (that is, the then Applicable Interest Rate of the Default Rate, as then applicable, divided by 360) by (iii) the outstanding principal balance.

3.   The Borrower hereby authorizes the Lender, and the Lender hereby agrees, to cause the following legends to be clearly, conspicuously and prominently inserted on the original of the Promissory Note, in each case following the signature of the Borrower:

“This Promissory Note has been amended by Amendment No. 2 to Promissory Note dated as of March ___, 2011, between CornerWorld Corporation, as maker of this Promissory Note and “Borrower” defined therein, and Marc Blumberg, as the then holder of this Promissory Note and “Lender” defined therein (“Amendment No. 2”), the provisions of which are incorporated by reference for all purposes of this Promissory Note, and each holder of this Promissory Note, by its acceptance hereof, irrevocably agrees to be bound by the provisions of Amendment No.2.”, subject to the provisions of the Subordination Agreement dated March ___, 2011.

The Lender further agrees (a) to cause executed counterparts (or copies of executed counterparts) of Amendment No. 1, and this Amendment to be stapled or otherwise firmly affixed to the Promissory Note, and (b) to furnish a copy of the Promissory Note, with such legends so inserted and with such counterparts or copies of Amendment No. 1, and this Amendment so attached, to Borrower promptly after the Lender’s receipt of a fully executed counterpart of this Amendment.

3.   The “SECURITY”  and “EVENTS OF DEFAULT; REMEDIES” paragraphs of the Note shall be amended and replaced in its entirety as follows:

SECURITY.  The obligations of the Borrower hereunder will be secured by collateral granted in favor of Lender as set forth in the Pledge and Security Agreement (“PSA”) dated as of March ___, 2011, made by Borrower, CornerWorld, Inc. (“CWI”), Enversa Companies, LLC (“Enversa”), Woodland Holdings Corp.(“Holdings”), West Michigan Co-Location Services, LLC (“West Michigan”), T2 TV, LLC (“T2TV”), T2 Communications, LLC (“T2”), Phone Services and More, LLC (“PSM”), Gulf Media Solutions, LLC (“Gulf”), Tiny Dial, LLC (“Tiny Dial”), Bascomb & Richards, LLC (“Bascomb”), Lantana Direct, LLC (“Lantana”), Digital 360, LLC (“Digital”), Leadstream, LLC (“Leadstream”), and Aventura Media System, LLC (“Aventura”), (collectively, the “Grantors” as defined in the PSA) in favor of Lender, subject to the terms and conditions of the Subordination Agreement.

EVENTS OF DEFAULT BORROWER; REMEDIES.  The occurrence of any of the following events (each, an “Event of Default”) for more than 5 Business Days (hereafter the “Cure Period”) after receipt of written notice from Lender to Borrower, shall, at the option of the Lender, make all sums of interest and principal of this Note immediately due and payable upon presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character:

(a)        default in the payment when due of interest or principal;

(b)        default in the payment when due of interest or principal to the extent that the aggregate principal amount of all such indebtedness exceeds $100,000, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise)

(c)        insolvency, general assignment for the benefit of creditors, filing of any petition in bankruptcy or for relief under the provisions of the Bankruptcy

Code or any other laws or laws for the relief of or relating to debtors, of, by, or against the Borrower of the indebtedness evidenced by this Note, provided that if any proceeding shall be instituted against any Borrower or any of their subsidiaries seeking to adjudicate it as bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against Borrower or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

Upon the occurrence of an Event of Default and such Event of Default shall continue un-remedied for a period of 30 days after notice to the Borrower, the Lender may, in addition to all other remedies, (i) take any action granted to it under the proxies executed by certain shareholders of the Borrower and delivered to the Lender on the date hereof and (ii) at its option, appoint one member to the Board of Directors of the Borrower, subject to terms and conditions of the Subordination Agreement.

5.   The Pledge Agreement, as referenced in Article 3 above, shall be amended and replaced in its entirety as attached in Schedule B to this document.

All of the terms and provisions of the Promissory Note, as amended by Amendment No. 1, and as further amended by this Amendment, remain in full force and effect.  The Borrower hereby agrees that the amendments herein contained shall in no manner affect or impair the indebtedness evidenced by the Promissory Note, the obligation of the Borrower to make payment of the principal of and interest on the indebtedness evidenced by the Promissory Note in strict accordance with the face and tenor of the Promissory Note, or any of the liens or security interests securing such payment and performance.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

/s/ Scott N. Beck
By: Scott N. Beck
CORNERWORLD CORPORATION
Its: Chief Executive Officer

/s/ Marc Blumberg
By: Marc Blumberg

Schedule A to Promissory Note:

Scheduled Payment Date	Amount

June 2, 2009	$3,580

March 31, 2010	$1,000

April 30, 2010	$1,000

May 31, 2010	$1,000

June 30, 2010	$1,000

July 31, 2010	$1,000

August 31, 2010	$1,000

September 30, 2010	$1,000

October 31, 2010	$1,000

November 30, 2010	$1,000

December 31, 2010	$1,000

March 31, 2012	$19,284

March 31, 2013	$___,284

March 31, 2014	$___,284

March 31, 2015	$___,284

March 31, 2016	$___,284

Schedule B: Pledge and Security Agreement